POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Richard J. Coburn and Charles E. Buchheit and each of them as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Accent Color Sciences, Inc. or otherwise) the Annual Report on Form 10-K of Accent Color Sciences, Inc. for the fiscal year ended December 31, 1998 an any and all amendements thereto and to file such Form 10-K and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.
   IN WITNESS WHEREOF, the undersigned have executed this instrument this 22nd day of March, 1999.



/s/ Joseph T. Brophy
Joseph T. Brophy


/s/ Charles E. Buchheit
Charles E. Buchheit


/s/ Richard J. Coburn
Richard J. Coburn


/s/ Richard Hodgson
Richard Hodgson


/s/ Norman L. Milliard
Norman L. Milliard


/s/ Willard F. Pinney, Jr.
Willard F. Pinney, Jr.


/s/ Robert H. Steele
Robert H. Steele